EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

BROADSTONE NET LEASE, INC.

ADOPTED ON APRIL 18, 2017

ARTICLE I

OFFICES

Section 1.01.    PRINCIPAL OFFICES. The principal office of Broadstone Net Lease, Inc. (the “Corporation”) shall be located at such place as the Corporation’s board of directors (the “Board”) may designate from time to time.

Section 1.02.    ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board may from time to time determine or otherwise as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01.    PLACE. All meetings of stockholders shall be held at a principal office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.02.    ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and time and at the place set by the Board. A failure to hold an annual meeting shall not invalidate the corporate existence of the Corporation or affect otherwise valid corporate acts.

Section 2.03.    SPECIAL MEETINGS.

(a)    General. The chairman of the board, the president, the chief executive officer, a majority of the Board or a majority of the Independent Directors (as defined in the Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”)) may call a special meeting of the stockholders. Subject to Section 2.03(b), a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)    Stockholder-Requested Special Meetings.

(1)    Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Corporation by registered mail, return receipt requested (the “Record Date Request Notice”), request the Board to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record

Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within 20 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 20th day after the first date on which the Record Date Request Notice is received by the secretary of the Corporation.

(2)    In order for any stockholder to request a special meeting to act on any matter, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary of the Corporation. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary of the Corporation), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder (beneficially or of record), and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (iv) be sent to the secretary of the Corporation by registered mail, return receipt requested, and (v) be received by the secretary within 30 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary of the Corporation.

(3)    The secretary of the Corporation shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of a special meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2.03(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the special meeting.

(4)    Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the board, chief executive officer, president, Board or Independent Directors, whoever has called the special meeting. In the case of any special meeting called by the secretary of the Corporation upon the request of stockholders (a “Stockholder-Requested Meeting”), such special meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting, as such record date is fixed by the Board or otherwise established pursuant to this Section 2.03(b)(4) (the “Meeting Record Date”); and provided, further, that if the Board fails to designate, within 20 days after the date that a valid Special Meeting Request is actually received by the secretary of the Corporation (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided, further, that in the event that the Board fails to designate a place for a Stockholder-Requested Meeting, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the board, chief executive officer, president, Board or Independent Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call an annual meeting or a special meeting. The Board shall fix the Meeting Record Date for any Stockholder-Requested Meeting in accordance with Section 7.04; provided, however, that if the Board fails to fix a Meeting Record Date for any Stockholder-Requested Meeting that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2.03(b).

(5)    If written revocations of the Special Meeting Request have been delivered to the secretary of the Corporation and the result is that stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall either: (i) if the notice of special meeting has not already been mailed or otherwise delivered pursuant to Section 2.04, refrain from mailing or otherwise delivering the notice of the special meeting and send to all requesting stockholders who have not revoked such requests written notice of the revocations of requests for the special meeting, or (ii) if the notice of special meeting has been mailed or otherwise delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of the revocations of requests for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting, or for the chairman of the meeting to adjourn the meeting without action on the matter, then (A) the secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the special meeting or (B) the chairman of the special meeting may call the meeting to order and adjourn the meeting without acting on any matter. Any request for a special meeting received after a revocation by the secretary of the Corporation of a notice of a special meeting shall be considered a request for a new special meeting.

(6)    The chairman of the board, chief executive officer, president or Board may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary of the Corporation. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)    For purposes of these Bylaws, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 2.04.    NOTICE FOR MEETINGS. The secretary of the Corporation or other officer of the Corporation shall, not fewer than 10 nor more than 90 days before each meeting of stockholders, give to each stockholder entitled to vote at the meeting and each other stockholder not entitled to vote but entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by the Maryland General Corporation Law (including any successor statute, the “MGCL”) or any other statute, the purpose of the meeting. Notice shall be given to a stockholder by: (i) personally delivering the notice; (ii) by leaving the notice at the stockholder’s residence or usual place of business; (iii) by mailing the notice to the stockholder at the stockholder’s address as it appears on the records of the Corporation; (iv) by transmitting the notice to the stockholder by electronic mail to any address or number of the stockholder at which the stockholder receives electronic transmissions, provided that notice may not be given by electronic transmission if so requested by the stockholder; or (v) by delivering the notice by any other means permitted by the MGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation with postage thereon prepaid. An affidavit of the secretary or an assistant secretary of the Corporation or the transfer agent of the Corporation or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. Each person who is entitled to notice of a meeting waives notice if the person either: (i) before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the Corporation’s records of stockholder meetings, or (ii) is present at the meeting in person or by proxy.

Section 2.05.    SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice for such annual meeting if such business is properly brought before the meeting, except as otherwise set forth in Section 2.12(a) and except for such business as is required by the MGCL or any other applicable statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice for such special meeting. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 2.12(c)(3) herein) of such postponement or cancellation prior to the meeting.

Section 2.06.    ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the officers of the Corporation present at the meeting in the following order: the vice chairman of the board, if any, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present at such meeting in person or by proxy. The secretary of the Corporation, or, in the secretary’s absence, an assistant secretary of the Corporation, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment by the Board, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting. In the event that the secretary of the Corporation presides at a meeting of the stockholders, an assistant secretary of the Corporation, or in the absence of assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) such other procedures for the conduct of the meeting as the chairman of the meeting shall determine. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.07.    QUORUM; ADJOURNMENT. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; provided, however, that this Section 2.07 shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for the adoption of any measure. Prior to being convened, a meeting of stockholders may be postponed from time to time to a date not more than 120 days after the original record date. If a quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present, either in person or by proxy, at a meeting which has been duly called and convened and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.08.    VOTING. Except as otherwise required by the Articles of Incorporation or by applicable law, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter other than the election of directors which may properly come before the meeting. Notwithstanding anything herein to the contrary, a director shall be elected by a plurality of the votes cast by the stockholders present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless otherwise provided by the Articles of Incorporation or applicable law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election will be by ballot unless the chairman of the meeting determines voting shall be by viva voce or otherwise.

Section 2.09.    PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid more than 11 months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.10.    VOTING OF STOCK BY CERTAIN HOLDERS. Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, or trustee, as the case may be, of such entity or a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy. Shares of the Corporation’s stock owned directly or indirectly by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case, subject to the terms of the Articles of Incorporation, they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 2.11.    INSPECTORS.

(a)    At any meeting of the Corporation’s stockholders, the Board or the chairman of the meeting may, but need not, appoint before or after the meeting one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting.

(b)    The inspectors, if any, shall (1) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting in person or by proxy, the existence of a quorum and the validity and effect of proxies, (2) receive and tabulate all votes, ballots or consents, (3) report such tabulations to the chairman of the meeting, (4) hear and determine all challenges and questions arising in connection with the right to vote, and (5) do such acts as are proper to conduct the election or vote. Each such report to the chairman of the meeting shall be in writing and signed by the inspector. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.12.    DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS.

(a)	Annual Meetings of Stockholders.

(1)    Nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who has complied with this Section 2.12(a).

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.12(a)(1), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 2.12 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.12(c)(3)) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the date of the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., EST, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3)    A stockholder’s notice delivered pursuant to this Section 2.12(a) shall set forth:

(i)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)    as to any other business that the stockholder proposes to bring before the annual meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; and

(iii)    as to the stockholder giving the notice, any Stockholder Associated Person and any Proposed Nominee:

(A)    the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Corporation Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Corporation Security was acquired and the investment intent of such acquisition and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Corporation Securities of any such person;

(B)    the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(C)    any interest, direct or indirect, of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series; and

(D)    whether and the extent to which, during the past six months, such stockholder, Proposed Nominee or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Corporation Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest therein;

(iv)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of Section 2.12(a)(3) and any Proposed Nominee:

(A)    the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and

(B)    the investment strategy or objective, if any, of such stockholder, each such Stockholder Associated Person and any Proposed Nominee and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any Proposed Nominee; and

(v)    to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4)    Notwithstanding anything in this Section 2.12(a) to the contrary, in the event the number of directors to be elected to the Board is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the

Corporation at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Corporation.

(5)    For purposes of this Section, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or such Stockholder Associated Person.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such special meeting. Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of the special meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by Section 2.12(a)(3), shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)    General.

(1)    If information submitted pursuant to this Section 2.12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.12. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.12, and (B) a written update of any information submitted by the stockholder pursuant to this Section 2.12 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.12.

(2)    Only such individuals who are nominated in accordance with this Section 2.12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.12. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.12.

(3)    For purposes of this Section 2.12, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the “SEC”) from time to time. For purposes of this Section 2.12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.

(4)    Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(5)    Nothing in this Section 2.12 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act.

Section 2.13.    STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Section 2.14.    CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed or amended, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal or amendment, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 3.01.    GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board. As provided in the Articles of Incorporation, the Board may engage an Asset Manager (as defined in the Articles of Incorporation) to act pursuant to authority delegated by the Board. The Corporation shall serve as the managing member of Broadstone Net Lease, LLC (the “Operating Company”) and shall own its properties, directly or indirectly, through the Operating Company.

Section 3.02.    NUMBER, TENURE AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the directors then serving on the Board may establish, increase, or decrease the number of directors, provided that, except as otherwise provided in the Articles of Incorporation, the number of directors constituting the entire Board shall never be fewer than the minimum number required by the MGCL or the Articles of Incorporation (whichever is greater), nor more than twelve, and further provided that, the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board, the chairman of the board or the secretary of the Corporation. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.03.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held on the same day and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without other notice than such resolution.

Section 3.04.    SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairman of the board, the chief executive officer, president or by a majority of the Board. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without other notice than such resolution.

Section 3.05.    NOTICE. Notice of any special meeting of the Board shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, facsimile transmission or courier shall be given at least five days prior to the meeting. Notice by United States mail shall be given at least eight days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or the director’s agent is personally given such notice in a telephone call to which the director or the director’s agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.06.    QUORUM. A majority of the directors then serving shall constitute a quorum for transaction of business at any meeting of the Board, provided that if fewer than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to applicable law, the Articles of Incorporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors present at a meeting which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.07.    VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by the MGCL, these Bylaws or the Articles of Incorporation. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the directors still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by the MGCL or the Articles of Incorporation.

Section 3.08.    ORGANIZATION. At each meeting of the Board, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.09.    ACTION BY WRITTEN CONSENT; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by each director, and such written consent is filed with the minutes of proceedings of the Board.

Section 3.10.    TELEPHONE MEETINGS. Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.11.    VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Until such time as the Corporation becomes subject to Section 3-804(c) of the MGCL, any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum as a result of any such vacancy; any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board; and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board for any cause shall be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual so elected as a director to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies. Notwithstanding the foregoing sentence, Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions, with such nominees to be elected by the vote of the entire Board.

Section 3.12.    COMPENSATION. Directors shall not receive any stated salary for their services as directors but may receive such compensation as approved by the Board, including under an incentive plan approved by the Board. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, or other service or activity they performed or engaged in as directors on behalf of the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13.    RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by: (a) an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in matters presented; (b) a lawyer, certified public accountant, or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence; or (c) with respect to a director, a committee of the Board on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.14.    CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. For so long as the Corporation is externally advised, no officer or employee of the Corporation who is affiliated with the Asset Manager shall be expected to devote his or her full time to the efforts of the Corporation unless he or she agrees in writing to do so. Any director or officer of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation, subject to the provisions of the Articles of Incorporation.

Section 3.15.     DEPOSITS AND SURETY BONDS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.16.    RATIFICATION. The Board or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE IV

COMMITTEES

Section 4.01.    NUMBER, TENURE AND QUALIFICATIONS. The Board shall appoint from among its members an Independent Directors Committee composed of no fewer than two Independent Directors. The Board may also designate an Audit Committee, a Nominating and Corporate Governance Committee and such other committees composed of at least one director as the Board deems appropriate. Except as otherwise provided in the Articles of Incorporation, all such committees shall serve at the pleasure of the Board. The Independent Directors Committee and any Audit Committee and Nominating and Corporate Governance Committee shall at all times consist solely of Independent Directors; provided, however, that the exact composition of each committee, including the total number of directors and the number of Independent Directors on each such committee, shall at all times comply with the rules and regulations of the SEC, as modified or amended from time to time.

Section 4.02.    POWERS. The Board may delegate to committees appointed under Section 4.01 any of the powers of the Board, except as prohibited by law. Any committee of the Board may establish written charters setting forth the powers and responsibilities of such committee of the Board.

Section 4.03.    INDEPENDENT DIRECTORS COMMITTEE. Subject to the Articles of Incorporation and any written charter of the Independent Directors Committee, the Independent Directors Committee shall have the maximum power delegable to a committee under the MGCL, is authorized to select and retain its own legal and financial advisors, and may act on any matter permitted by the MGCL.

Section 4.04.    MEETINGS. Notice of meetings of committees of the Board shall be given in the same manner as notice for special or regular meetings of the Board. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of the committee. Except as provided in the Articles of Incorporation, or any resolution of the Board, the act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member; provided, however, that no director who is not an Independent Director may act on the Independent Directors Committee. Each committee shall keep minutes of its proceedings.

Section 4.05.    TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.06.    ACTION BY WRITTEN CONSENT; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 4.07.    VACANCIES. Subject to the provisions hereof and of the Articles of Incorporation, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.01.    GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers. Each officer shall hold office until such officer’s successor is elected and qualifies or until such officer’s death, resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person. In its discretion, the Board may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract or employment rights between the Corporation and such officer or agent. The officers of the Corporation may also be officers and members of the Asset Manager and Property Manager and other affiliates of the Corporation.

Section 5.02.    REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving a written notice of resignation to the Board, the chairman of the board, chief executive officer or the president. Any resignation shall take effect at the time specified therein or, if the time when the resignation shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.03.    VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

Section 5.04.    CHAIRMAN OF THE BOARD. The chairman of the board, if one is elected, shall preside over the meetings of the Board and of the stockholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board.

Section 5.05.    CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board, and for the management of the business and affairs of the Corporation. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time. In the absence of the chairman of the board and the vice-chairman of the board, if any, the chief executive officer shall preside over any meetings of the Board or the stockholders.

Section 5.06.    CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 5.07.    CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 5.08.    PRESIDENT. In the absence of the chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief operating officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 5.09.    VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board. The Board may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 5.10.    SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address and any electronic address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock ledger and transfer records of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board.

Section 5.11.    TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board and in general shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Corporation. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 5.12.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Any assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board.

Section 5.13    SALARIES. The salaries and other compensation, if any, of the officers shall be fixed from time to time by or under the authority of the Board and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director. For so long as the Corporation is externally advised, the officers shall not receive any salary or employee benefits from the Corporation other than any reimbursement of their business expenses incurred as directors of the Corporation.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01.    CONTRACTS. The Board, or a committee of the Board if within the scope of its delegated authority, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the officers or by an authorized person shall be valid and binding upon the Board and upon the Corporation when authorized or ratified by action of the Board or such committee of the Board and executed by an authorized person.

Section 6.02.    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.

Section 6.03.    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board, the chief executive officer, the chief financial officer, or any other officer designated by the Board may determine.

ARTICLE VII

STOCK

Section 7.01.    CERTIFICATES. Except as may be otherwise provided by the Board or required by the Articles of Incorporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them and all shares of the Corporation’s stock of any class or series shall be uncertificated. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL and contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares, for so long as the same is required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 7.02.    TRANSFERS; REGISTERED STOCKHOLDERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares of stock is subject to the determination of the Board that such shares of stock shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.

Section 7.03.    LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements:

(a)    Claim. The registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

(b)    Timely Request. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)    Bond. The registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)    Other Requirements. The registered owner satisfies any other reasonable requirements imposed by the Board.

When a certificate has been lost, destroyed or stolen and the stockholder of record fails to notify the Corporation, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Section 7.04.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

Section 7.05.    STOCK LEDGER. The Corporation shall maintain at one or more of its principal offices or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.06.    FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The fiscal year of the Corporation shall end on December 31 of each calendar year, unless otherwise determined from time to time by the Board by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.01.    AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board, subject to the applicable provisions of law and the Articles of Incorporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the applicable provisions of law and the Articles of Incorporation.

Section 9.02.    RESERVES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as one or more reserve funds for contingencies or for such other purpose as the Board shall determine, and the Board may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Articles of Incorporation, the Board, or any committee of the Board to which such authority is delegated, may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 11.01.    SEAL. The Board may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.02.    AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place “[SEAL]” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time and subject to the Articles of Incorporation, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board, provide such indemnification and advancement of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting, in person, telephonically, or by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws. Notwithstanding the foregoing, no provision of these Bylaws relating to the duties, responsibilities or approval of the Independent Directors or the Independent Directors Committee shall be approved without the approval of the Independent Directors Committee.

ARTICLE XV

MISCELLANEOUS

Section 15.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and the Board and any committee of the Board when exercising any of the powers of the Board. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 15.02. EXCLUSIVE FORUM FOR CERTAIN LITIGATION. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation; (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the Articles of Incorporation or these Bylaws; or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.